Exhibit 10.5B

QUANERGY SYSTEMS, INC.

RESTRICTED STOCK UNIT GRANT NOTICE - INTERNATIONAL

(2013 AMENDED STOCK INCENTIVE PLAN)

Quanergy Systems, Inc. (the “Company”), pursuant to its 2013 Amended Stock Incentive Plan (the “Plan”), hereby awards to the person named below (“Participant”) a Restricted Stock Unit Grant for the number of Shares (“Restricted Stock Units” or “RSUs”) set forth below (this “Award”). This Award is subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice (this “Grant Notice”), as well as the Plan and the Restricted Stock Unit Award Agreement (including any special terms and conditions for Participant’s country set forth in the attached appendix (the “Appendix” and, together, the “Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein shall have the meanings set forth in the Plan or the Agreement. In the event of any conflict between the terms in this Grant Notice, the Agreement and/or the Plan, the terms of the Plan shall control.

Participant:	«Name»
Date of Grant:	«Grant_Date»
Vesting Commencement Date:	«Vest_Date»
Number of Restricted Stock Units:	«Shares»
Expiration Date:	The earlier to occur of: (a) the date on which settlement of all vested Restricted Stock Units granted hereunder occurs and (b) the seventh (7th) anniversary of the Date of Grant.

Vesting Schedule: [Vesting Schedule]

Issuance Schedule:	Subject to adjustment as provided for in Section 3 of the Agreement, one Share will be issued for each Restricted Stock Unit that vests at the time set forth in Section 5 of the Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of Shares pursuant to this Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. Participant acknowledges that there may be tax and/or social security consequences as a result of the Restricted Stock Units (including upon grant, vesting or settlement of the Restricted Stock Units and/or disposition of the Shares) and that Participant should consult a tax adviser generally about the taxation of the Restricted Stock Units. Participant agrees and acknowledges that the Time and Service Based Requirement may change prospectively in the event that Participant’s service status changes (for example, during a leave of absence or a change from full-time to part-time status). Participant agrees and acknowledges that the RSUs will not vest (in whole or in part) if the Participant’s Service is terminated for Cause prior to an Initial Vesting Event.

By accepting this Award, Participant acknowledges having received and read the Grant Notice, the Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

QUANERGY SYSTEMS, INC.		PARTICIPANT
By:
	Signature	Signature

Title:		Date:

Date:

ATTACHMENTS:	Attachment I: Award Agreement (including the Appendix)
Attachment II: Amended 2013 Equity Incentive Plan

ATTACHMENT I

QUANERGY SYSTEMS, INC.

AMENDED 2013 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT - INTERNATIONAL

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (including any special terms and conditions for your country set out in the attached appendix (the “Appendix” and, together, the “Agreement”), Quanergy Systems, Inc. (the “Company”) has awarded you (“Participant”) a Restricted Stock Unit Award (this “Award”) pursuant to the Company’s Amended 2013 Stock Incentive Plan (the “Plan”) for the number of Restricted Stock Units indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of Participant’s Award, in addition to those set forth in the Grant Notice, are as follows.

1. GRANT OF AWARD. This Award represents the right to be issued on a future date one (1) Share for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to adjustment under Section 3 below) as indicated in the Grant Notice, subject to the limitations contained in the Grant Notice, this Agreement and/or the Plan. This Award was granted in consideration of Participant’s services to the Company.

2. VESTING. Subject to the limitations contained in the Grant Notice, this Agreement and/or the Plan, Participant’s Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice. If Participant’s Service terminates for any reason, all Restricted Stock Units for which vesting is no longer possible under the terms of the Grant Notice shall be automatically forfeited to the Company without consideration and at no cost to the Company, and all rights of Participant to such Restricted Stock Units shall immediately terminate. For the avoidance of doubt, if (i) Participant’s Service terminates prior to an Initial Vesting Event and Participant had not satisfied any portion of the Time and Service Based Requirement as of such termination of Service or (ii) Participant’s Service is terminated for Cause prior to an Initial Vesting Event, then all Restricted Stock Units subject to this Award shall be automatically forfeited to the Company without consideration and at no cost to the Company, and all rights of Participant to this Award shall immediately terminate, in each case upon such termination of Service. In case of any dispute as to whether a termination of Service has occurred and/or whether such termination of Service was for Cause, the Board and/or the Committee, as applicable, shall have sole discretion to determine whether such termination has occurred, whether such termination was for Cause and the effective date of such termination.

3. NUMBER OF SHARES. The number of Restricted Stock Units subject to Participant’s Award may be adjusted from time to time for capital adjustments, as provided in Section 9(a) of the Plan. Any additional Restricted Stock Units, Shares, cash or other property that becomes subject to this Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board and/or the Committee, as applicable, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and Shares covered by Participant’s Award. Pursuant to Section 9(c) of the Plan, any adjustment of Shares shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional Shares. To the extent permitted by applicable law, no consideration shall be provided as a result of any fractional Shares not being issued or authorized.

4. COMPLIANCE WITH LAWS. This Award will not be effective unless it is in compliance with all applicable laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of this Award and also on the date of settlement of this Award. Notwithstanding any other provision in the Grant Notice, this Agreement or the Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Award prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Shares under any applicable law or ruling of any governmental body that the Company determines to be necessary or advisable.

5. DATE OF ISSUANCE.

(a) General. Subject to the delayed settlement provisions set forth in Section 5(b) below and satisfaction of the Withholding Obligation set forth in Section 7 below, the Company will deliver to Participant one (1) Share for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to adjustment under Section 3 above, and subject to any different provisions in the Grant Notice or this Agreement) on the following schedule (each such date or event below, a “Settlement Date”):

(i) If the Initial Vesting Event is a Change in Control, then the Settlement Date for then-vested Restricted Stock Unit(s) will be as of immediately prior to the effective time of the Change of Control.

(ii) If the Initial Vesting Event is an IPO, SPAC Transaction or a Public Trading Event, then the Settlement Date for then-vested Restricted Stock Unit(s) will occur on the earlier of (1) the next trading day following the expiration of the period provided in Section 11 below (the “Lock-Up Period”), and (2) a date determined by the Board or the Committee, as applicable, following the effectiveness of the IPO, SPAC Transaction or the Public Trading Event, as applicable, that is not later than December 31 of the calendar year in which the applicable Restricted Stock Units vest, or such other deadline as may be imposed by applicable law or practice.

(iii) In the case of any Restricted Stock Unit(s) that vest on a Subsequent Vesting Event, the Settlement Date for the Restricted Stock Unit(s) vesting on the applicable date will be a date determined by the Board or the Committee, as applicable, that is not later than December 31 of the calendar year in which the applicable Restricted Stock Unit(s) vest, or such other deadline as may be imposed by applicable law or practice.

(b) Delayed Settlement. Notwithstanding Section 5(a) above, following the IPO, SPAC Transaction or a Public Trading Event, as applicable, in the event that:

(i) Participant is subject to a Company policy permitting certain individuals to sell shares only during certain “window” periods in effect from time to time or Participant is otherwise prohibited from selling Shares in the public market and any Shares covered by the Award are scheduled to be delivered on a day (the “Original Settlement Date”) that (1) does not occur during an open “window period” applicable to Participant, as determined by the Company in accordance with such policy, or (2) does not occur on a date when Participant is otherwise permitted to sell shares of the Company’s Common Stock on the open market (including under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies), and

(ii) either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Settlement Date, (A) not to satisfy the Withholding Obligation by withholding Shares from the Shares otherwise due to Participant under this Award on the Original Settlement Date, (B) not to permit Participant to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 7 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not permit Participant to pay Participant’s Withholding Obligation in cash, then the Shares that would otherwise be issued to Participant on the Original Settlement Date will not be delivered on such Original Settlement Date and will instead be delivered on the first business day when Participant is not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the vesting date occurs, or such other deadline as may be imposed by applicable law or practice.

(c) The form of delivery (e.g., a stock certificate or electronic entry evidencing such Shares) shall be determined by the Company.

(d) Unless and until such time as, and only to the extent that, Shares are issued in settlement of vested Restricted Stock Units, Participant shall have no ownership of the Shares subject to the Restricted Stock Units and shall have no right to dividends or to vote such Shares.

6. DIVIDENDS OR DIVIDEND EQUIVALENT. Participant shall receive no benefit or adjustment to Participant’s Award with respect to any cash dividend, stock dividend, divided equivalent or other distribution that does not result from an adjustment as provided for in Section 9(a) of the Plan; provided, however, that this sentence will not apply with respect to any Shares that are delivered to Participant in connection with Participant’s Award after such Shares have been delivered to Participant.

7. WITHHOLDING OBLIGATION.

(a) As a condition to the issuance of Shares pursuant to this Award, Participant agrees to make arrangements satisfactory to the Company (or a Subsidiary, Parent or Affiliate of the Company) for the payment of the Withholding Obligation (as defined below) that arises upon grant, vesting and/or settlement of the Award (or any portion thereof) and at any other time as reasonably requested by the Company in accordance with applicable tax laws. In furtherance of the foregoing, Participant hereby authorizes any required withholding from the Shares issuable to Participant and/or otherwise agrees to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax and social security withholding obligations of the Company or any Subsidiary, Parent or Affiliate of the Company that arise in connection with Participant’s Award (the “Withholding Obligation”).

(b) By accepting this Award, Participant acknowledges and agrees that the Company or any Subsidiary, Parent or Affiliate of the Company may, in its sole discretion, satisfy all or any portion of the Withholding Obligation relating to Participant’s Restricted Stock Units by any of the following means or by a combination of such means, and Participant’s acceptance of this Award constitutes Participant’s consent to any such actions: (i) causing Participant to pay any portion of the Withholding Obligation in cash, check or wire of immediately available funds; (ii) withholding from any compensation otherwise payable to Participant by the Company; (iii) withholding Shares from the Shares issued or otherwise issuable to Participant in connection with the Award with a Fair Market Value as of the applicable date of determination equal to the amount of such Withholding Obligation; provided, however, that the number of such Shares so withheld will not exceed the amount necessary to satisfy the Withholding Obligation using up to (but not in excess of) the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Committee, as applicable; and/or (iv) permitting or requiring Participant to enter into a “same day sale” or “sell to cover” arrangement, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby Participant irrevocably elect to sell a portion of the Shares to be delivered in connection with Participant’s Restricted Stock Units to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its affiliates. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to Participant any Shares or any other consideration pursuant to this Award.

(e) In the event the Withholding Obligation arises prior to the delivery to Participant of Shares or it is determined after the delivery of Shares to Participant that the amount of the Withholding Obligation was greater than the amount withheld by the Company, Participant agrees to indemnify and hold the Company (or any applicable Subsidiary, Parent or Affiliate of the Company) harmless from any failure by the Company to withhold the proper amount.

8. TAX CONSEQUENCES. The Company has no duty or obligation to minimize the tax consequences to Participant of this Award and shall not be liable to Participant for any adverse tax consequences to Participant arising in connection with this Award. Participant is hereby advised to consult with Participant’s own personal tax, financial and/or legal advisors regarding the tax and/or social security consequences of this Award and by accepting this Award, Participant has agreed that Participant has done so or knowingly and voluntarily declined to do so. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax and/or social security liabilities that may arise as a result of the transactions contemplated by this Agreement.

9. TRANSFER RESTRICTIONS.

(a) Transfer Restrictions on Restricted Stock Units. Prior to the time that Shares have been delivered to Participant, Participant may not transfer, which includes without limitation a transfer, assignment, granting of a lien or security interest in, pledging, hypothecating, encumbering, selling or otherwise disposing of this Award or the Shares issuable in respect of Participant’s Award, except that Participant’s Award is transferable by will and by the laws of descent and distribution such that, at Participant’s death, vesting of Participant’s Award will cease and Participant’s executor or administrator of Participant’s estate shall be entitled to receive, on behalf of Participant’s estate, any Shares or other consideration that vested but was not issued before Participant’s death. For example, Participant may not use Shares that may be issued in respect of Participant’s Restricted Stock Units as security for a loan. The restrictions on transfer of the Restricted Stock Units set forth herein will lapse upon delivery to Participant of Shares in respect of Participant’s vested Restricted Stock Units; provided that such delivered shares shall be subject to the restrictions otherwise set forth in this Agreement.

(b) Transfer Restrictions on Shares.

(i) Restriction on Transfer. Participant shall not transfer, which includes without limitation a transfer, assignment, granting of a lien or security interest in, pledging, hypothecating, encumbering, selling or otherwise disposing of the Shares or any interest in the Shares issued pursuant to this Agreement (including, without limitation, a transfer by gift or operation of law) except with the prior written consent of the Board or the Committee, as applicable (which such consent may be withheld for any legitimate corporate purpose, as determined by the Board or the Committee, as applicable), and in compliance with the provisions of the Plan, this Agreement, the Company’s Bylaws, the Company’s then current Insider Trading Policy, and applicable securities and other laws.

(ii) Transfer of Shares. Participant or any transferee of the Shares (each, a “Holder”) seeking to transfer some or all of its Shares shall give written notice thereof to the Secretary of the Company that shall include: (1) the name of the Holder; (2) the proposed transferee; (3) the number of Shares of the transfer of which approval is thereby requested; (4) the purchase price (if any) of the shares proposed for transfer; (5) written assurances, in form and substance satisfactory to counsel for the Company, that (A) the proposed disposition does not require registration of the Shares under the Securities Act or under any applicable foreign, federal, state and local securities or other laws or (B) all appropriate actions necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) or applicable foreign, federal, state and local securities and other laws have been taken; and (6) written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the regulations promulgated under Section 25102(o) of the California Corporations Code, Rule 701 of the Securities Act or under any other applicable securities or other laws or adversely affect the Company’s ability to rely on the exemption(s) from registration under the Securities Act or under any other applicable securities or other laws for the grant of the Restricted Stock Units, the issuance of Shares upon settlement thereof or any other issuance of securities, whether under the Plan or otherwise. The Company may require the Holder to supplement its notice with such additional information as the Company may request.

(iii) Transferee Obligations. Each person (other than the Company) to whom the Shares or any interest therein are transferred by means of one of the permitted transfers specified in this Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred Shares are subject to (1) the Company’s Bylaws, (2) the market stand-off provisions of Section 11 of this Agreement and (3) the other restrictions, including without limitation restrictions on transferability, contained herein and in the Plan, to the same extent such Shares would be so subject if retained by Participant.

10. RESTRICTIVE LEGENDS.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares, to the extent appropriate, together with any other legends that may be required by the Company or by applicable securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND TRANSFER AS SET FORTH IN THE COMPANY’S BYLAWS AND/OR A RESTRICTED STOCK UNIT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH SALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES. ANY PURPORTED TRANSFER OF SHARES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS IS VOID.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN RESTRICTED STOCK UNIT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS (OR LONGER) AFTER THE EFFECTIVE DATE OF CERTAIN PUBLIC OFFERINGS OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

11. MARKET STAND-OFF. By accepting this Award, Participant agrees that Participant will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any Shares or other securities of the Company held by Participant, for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rule~~s~~ or regulations (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares until the end of such period. Participant also agrees that any transferee of any Shares (or other securities) of the Company held by Participant will be bound by this Section 11. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 11 and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

12. EXECUTION OF DOCUMENTS. Participant hereby acknowledges and agrees that the manner selected by the Company by which Participant indicates Participant’s consent to Participant’s Grant Notice is also deemed to be Participant’s execution and acceptance of Participant’s Grant Notice and of this Agreement. Participant further agrees that such manner of indicating consent may be relied upon as Participant’s signature for establishing Participant’s execution of any documents to be executed in the future in connection with Participant’s Award.

13. AWARD NOT A SERVICE CONTRACT.

(a) Participant’s continued engagement with the Company (or any Subsidiary, Parent or Affiliate of the Company) is not for any specified term and may be terminated by Participant or by the Company (or any Subsidiary, Parent or Affiliate of the Company) in accordance with applicable law and his or her applicable employment agreement (if any). Nothing in this Agreement (including, but not limited to, the vesting of Participant’s Award or the issuance of the Shares subject to Participant’s Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan will: (i) confer upon Participant any right to continue in the employ or service of, or affiliation with, the Company (or any Subsidiary, Parent or Affiliate of the Company); (ii) constitute any promise or commitment by the Company (or any Subsidiary, Parent or Affiliate of the Company) regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of any right to terminate Participant without regard to any future vesting opportunity that Participant may have.

(b) By accepting the Award, Participant acknowledges, understands and agrees that:

(i) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;

(ii) the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards (whether on the same or different terms), or benefits in lieu of awards, even if awards have been granted in the past;

(iii) the Award and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(iv) the future value of the Shares underlying the Award is unknown, indeterminable, and cannot be predicted with certainty;

(v) neither the Company nor any Subsidiary, Parent or Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of Participant’s Award or of any amounts due to Participant pursuant to the vesting of the Award or the subsequent sale of any Shares received; and

(vi) no claim or entitlement to compensation or damages shall arise from forfeiture of this Award resulting from the termination of Participant’s employment or engagement (as applicable) (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of this Award to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company (or any Subsidiary, Parent or Affiliate of the Company), waive its ability, if any, to bring any such claim, and release the Company (or any Subsidiary, Parent or Affiliate of the Company) from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

14. UNSECURED OBLIGATION. Participant’s Award is unfunded, and as a holder of a vested Award, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares (or other property or cash) pursuant to this Agreement. Participant shall not have voting or any other rights as a stockholder of the Company with respect to the Shares to be issued pursuant to this Agreement until such Shares are issued to Participant pursuant to Section 5 of this Agreement. Upon such issuance, Participant will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.

15. NOTICES. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time an electronic confirmation of receipt is received, if delivery is by email; (iii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iv) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (v) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. Any notice for delivery outside the United States will be sent by email, facsimile or by express courier. Any notice not delivered personally or by email will be sent with postage and/or other charges prepaid and properly addressed to Participant at the last known address or facsimile number on the books of the Company, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto or, in the case of the Company, to it at its principal place of business. Notices to the Company will be marked “Attention: Chief Financial Officer.” Notices by facsimile shall be machine verified as received. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request Participant’s consent to participate in the Plan by electronic means. By accepting this Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16. HEADINGS. The headings of the sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

17. MISCELLANEOUS.

(a) The rights and obligations of the Company under Participant’s Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b) Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of Participant’s Award.

(c) Participant acknowledges and agrees that Participant has reviewed Participant’s Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting Participant’s Award and fully understands all provisions of Participant’s Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Board or the Committee, as applicable, for review. The resolution of such a dispute by the Board or the Committee, as applicable, shall be final and binding on the Company and Participant.

(f) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18. GOVERNING PLAN DOCUMENT. Participant’s Award is subject to all the provisions of this Agreement (including the Appendix), the Grant Notice and the Plan, the provisions of which are hereby made a part of Participant’s Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Participant’s Award (and any compensation paid or Shares issued under Participant’s Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

19. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of this Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

20. SEVERABILITY. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

22. AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Participant and by a duly authorized representative of the Company, except as otherwise permitted by the Plan.

23. WAIVER. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.

24. DATA PRIVACY.

(a) Participant explicitly and unambiguously acknowledges and consent to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this document by and among, as applicable, Participant’s employer, the Company (or any Subsidiary, Parent or Affiliate of the Company) for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company, its Subsidiaries, Parent and Affiliates and Participant’s employer hold certain personal information about Participant, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options, restricted stock units, or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in Participant’s favor for the purpose of implementing, managing and administering the Plan (“Data”). Participant understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant’s country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of Participant’s personal data than Participant’s country. Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). Participant acknowledges that the recipients may receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom Participant may elect to deposit any Shares acquired upon the vesting of Participant’s Award. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing.

(b) For the purposes of operating the Plan in the European Union and the United Kingdom, the Company will collect and process information relating to Participant in accordance with the privacy notice from time to time in force.

25. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with Participant’s own personal tax, legal and financial advisors regarding its participation in the Plan before taking any action related to the Plan.

26. LANGUAGE. Participant acknowledges that Participant is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Agreement. If Participant has received this Agreement, or any other document related to this Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

27. FOREIGN ASSET/ACCOUNT, EXCHANGE CONTROL AND TAX REPORTING. Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from Participant’s participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside Participant’s country. The applicable laws in Participant’s country may require that Participant report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. Participant may also be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to Participant’s country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is Participant’s responsibility to be compliant with such regulations and Participant is encouraged to consult with its personal legal advisor for any details.

28. APPENDIX. Notwithstanding any provisions in this Agreement, Participant’s Award shall be subject to the special terms and conditions for Participant’s country set forth in the Appendix attached hereto. Moreover, if Participant relocates to one of the countries included therein, the terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

* * * * *

APPENDIX

This Appendix includes special terms and conditions that govern the Award granted to Participant under the Plan if Participant resides and/or works in any country listed below.

The information contained herein is general in nature and may not apply to Participant’s particular situation, and Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation. If Participant is a citizen or resident of a country other than the one in which Participant is currently working and/or residing, transfer employment and/or residency to another country after the date of grant, is a consultant, changes employment status to a consultant position, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to Participant. References to Participant’s “employer” shall include any entity that engages Participant’s services.

CANADA

Grant of Awards. Notwithstanding any other provision governing this Award, except as set forth below under “Withholding Obligations”, the Company may not issue you the cash equivalent of Common Stock, in part or in full satisfaction of the delivery of Common Stock upon vesting of this Award.

Data Privacy. The following provision supplements Section 24 (Data Privacy) of the Agreement:

You hereby authorize the Company and its representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, any Affiliates and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. You further authorize the Company and any Affiliates to record such information and to keep such information in your employee file.

Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention («Agreement»), ainsi que cette Annexe, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Continuous Service. Notwithstanding anything else in the Plan or the Agreement, your Continuous Service will be deemed to end on the date when you cease to be actively providing services to the Company or an Affiliate, regardless of whether the cessation of your employment was lawful, and shall not include any period of statutory, contractual, common law, civil law or other reasonable notice of termination of employment or any period of salary continuance or deemed employment. As a result, if you receive notice of termination for a reason other than Cause, and the Company or its Affiliate does not require you to continue to attend at work and elects to provide you with a payment in lieu of notice, your Continuous Service will end on the date you receive such notice, as opposed any later date when severance payments to you cease.

Employment Matters. The definition of “Cause” is modified such that the following supplements the existing definition in the Plan:

“Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; (iv) such Participant’s gross misconduct; or (v) any other serious act or omission that amounts to just cause at law. In each of the foregoing subclauses (i) through (v), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion or, in the case of Participants who are Directors or Officers or Section 16 Persons, the Board, each of whose determination shall be final, conclusive and binding. A Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

No Fractions. No fractional shares of Common Stock shall be issued under the Agreement and no cash amount shall be payable in respect thereof.

Voluntary Participation. Your participation in the Plan is voluntary, and you acknowledge and agree that you have not been induced to enter into the Agreement or acquire this Award or shares of Common Stock by expectation of employment, engagement or appointment or continued employment, engagement or appointment.

Securities Law Information.

You understand that you are permitted to sell the shares of Common Stock acquired pursuant to this Award, provided that the Company is a “foreign issuer” that is not a public company in any jurisdiction of Canada and the sale of the shares of Common Stock acquired pursuant to the Plan takes place: (i) through an exchange, or a market, outside of Canada on the distribution date; or (ii) to a person or company outside of Canada. For purposes hereof, in addition to not being a reporting issuer in any jurisdiction of Canada, a “foreign issuer” is an issuer that: (i) is not incorporated or existing pursuant to the laws of Canada or any jurisdiction of Canada; (ii) does not have its head office in Canada; and (iii) does not have a majority of its executive officers or directors ordinarily resident in Canada. If any designated broker is appointed under the Plan, you shall sell such securities through the designated broker.

The definition of “Affiliate” is modified such that the following supplements the existing definition in the Plan:

“For purposes of issuances of securities under the Plan to Directors, Employees and Consultants in Canada, an Affiliate means a person (which includes a corporation) that controls the Company or is controlled by the Company or is controlled by the same person that controls the Company. For this purpose, a person (first person) is considered to control a person (second person) if the first person, directly or indirectly, has the power to direct the management and policies of the second person by virtue of ownership of or direction over voting securities in the second person (over 50%); or a written agreement or indenture.”

The definition of “Consultant” is modified such that the following supplements the existing definition in the Plan:

“For purposes of issuances of securities under the Plan to Consultants in Canada, a Consultant means a person, other than an employee, executive officer or director of the Company or an Affiliate that (a) is engaged to provide services to the Company or an Affiliate, other than services provided in relation to a distribution; (b) provides the services under a written contract with the Company or an Affiliate; and (c) spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate and includes (d) for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner, and (e) for a consultant that is not an individual, an employee, executive officer, or director of the consultant, provided that the individual employee, executive officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate.”

Foreign Asset/Account Reporting Information. Canadian residents are required to report any foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time in the year. It is your responsibility to comply with these reporting obligations, and you should consult with your own personal tax advisor in this regard.

Withholding Obligations. Section 7 of the Agreement is deleted and replaced with the following:

On or before the time you receive a distribution of the shares of Common Stock underlying your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you agree to make adequate arrangements satisfactory to the Company or adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding and source deduction obligations of the Company or any Affiliate that arise in connection with this Award (the “Withholding Taxes”). Additionally, the Company or any Affiliate may satisfy all or any portion of the Withholding Taxes obligation relating to this Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment; (iii) permitting you to enter into a “same day sale” commitment, if applicable, with a broker-dealer (subject to your written consent) whereby you irrevocably elect to sell a portion of the shares of Common Stock to be delivered in connection with your Restricted Stock Units to satisfy the Withholding Taxes and whereby the broker-dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company or its Affiliates; or (iv) permitting you (subject to your written consent) to surrender Restricted Stock Units to the Company for a cash payment which shall be used to satisfy the Withholding Taxes, whereby the number of Restricted Stock Units that may be surrendered for a cash payment shall be equal to the Withholding Taxes divided by a Fair Market Value (measured as of the date shares of Common Stock are otherwise issuable to you pursuant to Section 5). However, the Company does not guarantee that you will be able to satisfy the Withholding Taxes through any of the methods described in the preceding provisions and in all circumstances you remain responsible for timely and fully satisfying the Withholding Taxes.

Dividends. Section 6 of the Agreement is deleted and replaced with the following:

You may become entitled to be granted additional Restricted Stock Units equal to any cash dividends and other distributions paid with respect to a corresponding number of shares of Common Stock in respect of the Restricted Stock Units covered by this Award. In such event, you will automatically be granted additional Restricted Stock Units subject to this Award (the “Dividend Units”), and such Dividend Units shall be subject to the same forfeiture restrictions and restrictions on transferability, and same timing requirements for issuance of shares, as apply to the Restricted Stock Units subject to this Award with respect to which the Dividend Units relate.

CHINA

The following provisions govern your participation in the Plan if you are a national of the People’s Republic of China (“PRC” or “China”). Notwithstanding the foregoing, the Company reserves the right to apply any or all of the following provisions to individuals who are not PRC nationals but resident in the PRC to the extent it determines such is necessary or advisable:

Vesting. Notwithstanding Section 2 or anything to the contrary in the Agreement, your Award will not vest until any necessary approval or registration (if required) from the PRC State Administration of Foreign Exchange or its local counterpart (“SAFE”) under applicable exchange control rules has been received with respect to such Award .

In the event that any RSUs have satisfied the Time and Service Based Requirement as provided in the Grant Notice and in the Agreement, but the necessary approval by or registration with SAFE has not been received as of the date of the termination of your Service, the Company has the right to determine, in its sole discretion, either to (i) exchange the RSUs for a cash payment equivalent to the Fair Market Value of the shares underlying the RSUs (in such a case, you will have no further right to the Award, RSUs or to any Shares); or (ii) allow you to hold such RSUs until the necessary approval or registration from SAFE is received.

You hereby agree and acknowledge that, the Board and/or the Committee may, at its sole discretion, approve the merger into and/or assumption of the Plan by any successor equity plan of the Company with respect to PRC participants, subject to requisite approval of the Company’s shareholders.

Settlement of RSUs and Sale of Shares. The Company may require that any Shares acquired pursuant to the RSUs be sold, either immediately after issuance or within a specified period following the termination of your service to the Company. You agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on your behalf pursuant to this authorization), and you expressly authorize the designated broker to complete the sale of such Shares. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the Shares (including, without limitation, as to the transfers of the proceeds and other exchange control matters provided below) and shall otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sales occur. You acknowledge that the designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the share price and/or applicable exchange rates between the date the Shares are issued and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to you may be more or less than the Fair Market Value of the shares on the Date of Vesting or the date the Shares are issued.

Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale (less any applicable tax-related items, brokerage fees or commissions) to you in accordance with applicable exchange control laws and regulations.

Foreign Exchange Obligations. You understand and agree that, pursuant to exchange control laws in the PRC, you will be required to immediately repatriate to the PRC the cash proceeds from the sale of any Shares issued after the vesting of the RSUs and, if applicable, any dividends you may receive in relation to the Shares. You further understand that, under applicable law, such repatriation of your cash proceeds may need to be effected through a special exchange control account established by the Company, Parent, Subsidiary or Affiliate in the PRC, and you hereby consent and agree that any proceeds you may receive as a result of participation in the Plan may be transferred to such special account prior to being delivered to you. Further, you acknowledge that neither the Company nor any Parent, Subsidiary or Affiliate has any obligation to, but may, convert the proceeds that you realize from your participation in the Plan from U.S. dollars to Renminbi using any exchange rate chosen by the Company and, if funds are so converted, they will be converted as soon as practicable, which may not be immediately after the date that such proceeds were realized. If such currency conversion occurs, you will bear the risk of any fluctuation in the U.S. dollar/Renminbi exchange rate between the date you realize U.S. dollar proceeds from your participation in the Plan and the date that you receive cash proceeds converted to Renminbi. If the proceeds from your participation in the Plan are paid to you in U.S. dollars, you understand that you will be required to set up a U.S. dollar denominated bank account in the PRC and provide the bank account details to the Company or your employer so that your proceeds may be deposited into the account. Finally, you agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in the PRC, as determined by the Company in its sole discretion.

GERMANY

Securities Disclaimer. The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany.

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event that you make or receive a payment in excess of this amount, you are required to report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

Tax Reporting. You must report and pay any capital gains tax liability that arises in connection with the sale of shares acquired under the Plan. In general the statutory deadline of filing annual income tax returns for taxpayers is 31 July of the calendar year following the respective fiscal year. Payment periods of due tax amounts are determined in view of the competent tax office. You should consult with your personal tax advisor to ensure that you are properly complying with applicable reporting requirements in Germany.

JAPAN

Securities Disclosure. The Common Stock have not been registered under the Financial Instruments and Exchange Act of Japan (kinyuu shouhin torihiki hou) (Law No. 25 of 1948, as amended) (the “FIEA”). The shares of Common Stock may not be offered or sold in Japan or to, or for the benefit of, any resident of Japan or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan. As used herein, the term “resident of Japan” means any natural person having his place of domicile or residence in Japan, or any corporation or other entity organized under the laws of Japan or having its main office in Japan.

Foreign Asset / Account Reporting. If you hold assets outside of Japan (e.g., shares of Common Stock acquired under the Plan) with a value exceeding ¥50,000,000 (as of December 31 each year), you are required to comply with annual tax reporting obligations with respect to such assets. Such report will be due by March 15 each year. You should consult with your personal tax advisor to ensure that you are properly complying with applicable reporting requirements in Japan.

UAE

Securities Law Information. Participation in the Plan is being offered only to Employees, Consultants and Directors of the Company and its Affiliates, and is in the nature of providing equity incentives to those providing services in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such participants and must not be delivered to, or relied on by, any other person. You should conduct your own due diligence on the securities. If you do not understand the contents of the Plan or the Agreement, you understand that you should consult an authorized financial adviser.

This Agreement and the Plan have not been approved or licensed by the UAE Central Bank, the Securities and Commodities Authority or any other relevant licensing authorities or governmental agencies in the United Arab Emirates. This Agreement is strictly private and confidential and the terms of the Agreement and the Plan have not been reviewed by, deposited or registered with the UAE Central Bank, the Securities and Commodities Authority or any other licensing authority or governmental agencies in the United Arab Emirates. This offer is being issued from outside the United Arab Emirates to a limited number of employees of an Affiliate of the Company and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose. Further, the information contained in this Agreement and the Plan is not intended to lead to the issue of any securities or the conclusion of any other contract of whatsoever nature within the territory of the United Arab Emirates.

UNITED KINGDOM

Award Not a Service Contract. The following supplements Section 13 of the Agreement:

You waive all rights to compensation or damages in consequence of the termination of your office or employment with the Company or any Subsidiary, Parent or Affiliate for any reason whatsoever (whether lawful or unlawful and including, without prejudice to the foregoing, in circumstances giving rise to a claim for wrongful dismissal) in so far as those rights arise or may arise from you ceasing to hold or being able to vest your Award, or from the loss or diminution in value of any rights or entitlements in connection with the Plan.

Withholding Obligation. The following supplements Section 7 of the Agreement:

As a condition of the vesting of your Award, you unconditionally and irrevocably agree:

(i) to place the Company in funds and indemnify the Company in respect of (1) all liability to UK income tax which the Company is liable to account for on your behalf directly to HM Revenue & Customs; (2) all liability to national insurance contributions which the Company is liable to account for on your behalf to HM Revenue & Customs (including, to the extent permitted by law, secondary class 1 (employer’s) national insurance contributions for which you are liable and hereby agree to bear); and (3) all liability to national insurance contributions for which the Company is liable and which are formally transferred to you, which arises as a consequence of or in connection with your RSU Award (the “UK Tax Liability”); or

(ii) to permit the Company to sell at the best price which it can reasonably obtain such number of Shares allocated or allotted to you following vesting as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to you (including, but not limited to salary); and

(iii) if so required by the Company, and, to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of such employer’s national insurance contributions liability is transferred to you; and

(iv) if so required by the Company, to enter into a joint election within Section 431 of (UK) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Section 423 and 424 of ITEPA); and

(v) to sign, promptly, all documents required by the Company to effect the terms of this provision, and references in this provision to “the Company” shall, if applicable, be construed as also referring to any Subsidiary, Parent or Affiliate.

Clawback / Recoupment. By executing the Grant Notice, you expressly consent in writing to the application of the right of clawback to your Award and any Shares received on the vesting of your Award in accordance with the terms of Section 18 of the Agreement and Section 11(d) of the Plan.

ATTACHMENT II

2013 AMENDED STOCK INCENTIVE PLAN